UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2016, Unit Corporation, including certain of its subsidiaries (collectively, the "Company") entered into a Third Amendment to Senior Credit Agreement ("Third Amendment") with the following lenders: BOKF, NA (dba Bank of Oklahoma); Compass Bank; BMO Harris Financing, Inc.; Bank of America, N.A.; Wells Fargo Bank, N.A.; Comerica Bank; Canadian Imperial Bank of Commerce, New York Branch; Toronto Dominion (New York), LLC; and The Bank of Nova Scotia. BOKF, NA is serving as administrative agent for the other lenders under the Third Amendment. The Third Amendment amends the Company’s existing credit agreement entered into between the Company and certain lenders on September 13, 2011, as amended September 12, 2012, as further amended April 10, 2015, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 15, 2011, September 10, 2012, and April 13, 2015, respectively, and incorporated by reference herein.
The Third Amendment, now provides, among other things, (i) for a reduction of the total commitment of credit from $550,000,000 to $475,000,000; (ii) for a reduction of the maximum credit amount from $900,000,000 to $875,000,000; (iii) a reduction in the borrowing base from $550,000,000 to $475,000,000; (iv) for exclusion of non-cash expenses associated with stock-based plans and all other non-cash charges from the definitions of Consolidated EBITDA and Consolidated Net Income; (v) that the Company must maintain a senior indebtedness to consolidated EBITDA ratio for the most-recently ended rolling four quarters no greater than 2.75 to 1.0 for each fiscal quarter through the fiscal quarter ending March 31, 2019 and, starting with the fiscal quarter ending June 30, 2019, the company will not permit the ratio, determined as of the end of each such applicable fiscal quarter, of (a) funded debt to (b) Consolidated EBITDA for the then most-recently ended rolling four fiscal quarters to be greater than 4.0 to 1.0; (vi) that the Company pledge the following collateral: (a) 85% of the proved developed producing (discounted as present worth at 8%) total value of the Company’s oil and gas properties and (b) 100% of the Company’s ownership interest in its midstream affiliate, Superior Pipeline Company, L.L.C.; (vii) that loans will bear interest at specified margins over the base rate of 1.00% to 3.00% or LIBOR of 2.00% to 3.00% for alternate base rate loans and Eurodollar-based loans, respectively; and (viii) for a release of the Company’s collateral obligations during any period in which the Company meets certain ratings requirements.
The foregoing does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Third Amendment is filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment to Senior Credit Agreement dated April 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: April 8, 2016	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.        Description

10.1	Third Amendment to Senior Credit Agreement dated April 8, 2016.